UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

FIDELITY BANCORP, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)Title of each class of securities to which transaction applies:
(2)Aggregate number of securities to which transaction applies:
(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)Proposed maximum aggregate value of transaction:
(5)Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)Amount previously paid:
(2)Form, Schedule or Registration Statement No.:
(3)Filing Party:
(4)Date Filed:

Supplement to the Proxy Statement
For the 2011 Annual Meeting of Stockholders,
dated January 6, 2011

On January 4, 2011, subsequent to the printing of the proxy statement for the 2011 Annual Meting of Stockholders, a beneficial owner of more than 5% of the Common Stock filed an amendment to its statement on Schedule 13D to report an increase in its beneficial ownership.  This supplement updates the table in the section entitled “Principal Holders of Our Common Stock” to reflect the amendment to their statement on Schedule 13D.

PRINCIPAL HOLDERS OF OUR COMMON STOCK

Persons and groups beneficially owning in excess of 5% of the Common Stock are required to file reports regarding their beneficial ownership with the Securities and Exchange Commission. A person is the beneficial owner of any shares of Common Stock over which he or she has or shares voting or investment power or which he or she has the right to acquire at any time within 60 days from the Record Date. The following table sets forth information regarding all persons or groups known to the Company to beneficially own more than 5% of the Common Stock. Unless otherwise noted, the persons or groups listed below have sole voting and investment power with respect to the listed shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock

John W. Palmer Richard J. Lashley PL Capital, LLC PL Capital Advisors, LLC Goodbody/PL Capital, L.P. Goodbody/PL Capital, LLC Financial Edge Fund, L.P. Financial Edge – Strategic Fund, L.P. PL Capital/Focused Fund, L.P. 20 East Jefferson Avenue, Suite 22 Naperville, Illinois 60540	270,780(1)	8.88%

Fidelity Bancorp, Inc. Employee Stock Ownership Plan 1009 Perry Highway Pittsburgh, PA 15237	308,552 (2)	10.12%
_______________
(1)
Includes 135,058 shares beneficially owned by Financial Edge Fund, L.P., 47,832 shares beneficially owned by Financial Edge – Strategic Fund, L.P., 15,624 shares beneficially owned by Goodbody/PL Capital, L.P., 72,166 shares beneficially owned by PL Capital/Focused Fund, L.P and 100 shares beneficially owned by Richard J. Lashley.  According to Amendment No. 2 to the statement on Schedule 13D filed by the reporting persons on January 4, 2011, Messrs. Palmer and Lashley are the managing members of PL Capital, LLC, PL Capital Advisors, LLC and Goodbody/PL Capital LLC, PL Capital, LLC is the general partner of Financial Edge Fund, L.P., Financial Edge – Strategic Fund, L.P. and PL Capital Focused Fund, L.P, PL Capital, LLC is the general partner of Goodbody/PL Capital, L.P, and PL Capital Advisors, LLC is the investment advisor to the Financial Edge Fund, L.P., Financial Edge – Strategic Fund, L.P., PL Capital Focused Fund, L.P. and Goodbody/PL Capital, L.P.

(footnotes continued on back)

(2)
The Employee Stock Ownership Plan (“ESOP”), has shared voting and dispositive power over 308,552 shares of Common Stock. The Board of Directors has appointed a committee consisting of non-employee Directors Joanne Ross Wilder, Charles E. Nettrour, and Robert F. Kastelic to serve as the ESOP administrative committee (“ESOP Committee”) and to serve as the ESOP trustees (“ESOP Trustees”). The  ESOP Committee or the Board instructs the ESOP Trustees regarding investment of ESOP plan assets. The ESOP Trustees must vote all shares allocated to participant accounts under the ESOP as directed by participants. Unallocated shares and shares for which no timely voting direction is received, will be voted by the ESOP Trustees as directed by the ESOP Committee. As of the Record Date, 292,760 shares have been allocated to participant accounts under the ESOP.